UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 11, 2013, the Compensation Committee of the Board of Directors (the “Board”) of First Defiance Financial Corp. (“First Defiance”) amended the terms of the short–term incentive component of the 2011 annual incentive program adopted by the Board on August 15, 2011 (“2011 STI”) for each of Messrs. William J. Small and James L. Rohrs. The only change made to the 2011 STI and the respective award agreements is the acceleration of the settlement schedule for the performance-based restricted stock units (“RSUs”) awarded under such agreements. Other than the change to the settlement schedule, the terms and conditions of the annual incentive program, the 2011 STI and the respective award agreements, as described in the Form 8-K and Exhibit 10.4 thereto filed by First Defiance on August 19, 2011, remain unchanged.

Following the end of the 2011 performance period, 50% of the 2011 STI had vested and was due to settle, pending repayment of the TARP financial assistance. On June 19, 2012, First Defiance met its obligation to repay 100% of the TARP financial assistance. As of January 1, 2013, another 25% of the 2011 STI had vested and was due to settle. The remaining 25% was due to vest and settle as of January 1, 2014. On March 11, 2013, the Compensation Committee amended the award agreements for Messrs. Small and Rohrs to accelerate the vesting of the remaining amount to March 2013.

On March 11, 2013, the Compensation Committee of the Board also amended the terms of the short–term incentive component of the 2012 annual incentive program adopted by the Board on March 9, 2012 (“2012 STI”) for each of Messrs. William J. Small, James L. Rohrs, Donald P. Hileman, Dennis E. Rose and Gregory R. Allen. The only changes made to the 2012 STI and the respective award agreements are the acceleration of the payout schedules for the non-TARP-restricted officers and the acceleration of the settlement schedules for the performance-based restricted stock units (“RSUs”) awarded to the TARP-restricted officers. Other than changes to the payout schedules and settlement schedules, the terms and conditions of the 2012 annual incentive program, the 2012 STI and the respective award agreements, as described in the Form 8-K filed by First Defiance on March 15, 2012, remain unchanged.

Previously, the 2012 STI payout schedules provided for 50% of the 2012 STI to be paid between January 1 and March 15 of the first fiscal year following the end of the 2012 STI performance period, an additional 25% of the 2012 STI to be paid between January 1 and March 15 of the second fiscal year following the end of the performance period, and the remaining 25% of the 2012 STI to be paid between January 1 and March 15 of the third fiscal year following the end of the performance period. The 2012 STI and respective award agreements for Messrs. Small and Rohrs provided for 50% of the vested RSUs to be settled on January 1 of the first fiscal year following the end of the 2012 STI performance period, an additional 25% of the vested RSUs to be settled on January 1 of the second fiscal year following the end of the performance period, and the remaining 25% of the vested RSUs to be settled on January 1 of the third fiscal year following the end of the performance period; provided, however, that settlement of any vested RSU’s was restricted by TARP and limited to settlement of certain percentages based on the amount of TARP financial assistance repaid by First Defiance.

The amendment to the 2012 STI for each of Messrs. Hileman, Rose and Allen accelerates the payout, so that 100% of the award is paid in March 2013, and 100% of the RSUs granted to Messrs. Small and Rohrs immediately vest and are due to be settled. Pursuant to continuing TARP restrictions, each of Messrs. Small and Rohrs must perform substantial services for First Defiance, until March 9, 2014 before the restricted shares become transferable.

The foregoing summary is qualified in its entirety by reference to Form 8-K filed by First Defiance on March 15, 2012. Other than change to the settlement schedule, the terms and conditions of the annual incentive program, the 2012 STI and the respective award agreements, as described in the Form 8-K filed by First Defiance on March 15, 2012, remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ William J. Small
William J. Small, President, Chairman & Chief Executive Officer

Date: March 15, 2013

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